Certification Pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002; provided by the Chief Executive Officer and Chief Financial Officer, based on each such officer's knowledge and belief.

The undersigned officers of Nuveen Michigan Dividend Advantage Municipal Fund (the "Fund"), certify that, to the best of each such officer's knowledge and belief:

     1.   The Form N-CSR of the Fund for the period ended August 31, 2009
          (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

Date: November 6, 2009
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                                           /s/ Gifford R. Zimmerman
                                               ---------------------------------
                                               Gifford R. Zimmerman
                                               Chief Administrative Officer
                                               (principal executive officer)

                                           /s/ Stephen D. Foy
                                               ---------------------------------
                                               Stephen D. Foy
                                               Vice President, Controller
                                               (principal financial officer)